UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

On December 5, 2011, Unigene Laboratories, Inc. issued a press release announcing that it had terminated its amended and restated exclusive worldwide license agreement and related development services and clinical supply agreement with GlaxoSmithKline (GSK) pertaining to an oral formulation of a recombinantly produced parathyroid hormone (PTH) analog for the treatment of osteoporosis in postmenopausal women.  The termination of these agreements followed notification by GSK of its decision not to proceed based on its internal evaluation criteria.  As a result, Unigene regains the exclusive worldwide rights to its oral PTH program with no financial obligations to GSK.  Unigene also announced that, taking into account cost saving initiatives along with anticipated licensing and feasibility study payments, as well as Fortical revenues and royalties, cash flow is currently projected by the Company to fund business operations into the second half of 2012.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated December 5, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Vice President
Corporate Development and General Counsel

Date: December 5, 2011

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release dated December 5, 2011